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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of BSB Bancorp, Inc. on Form S-8 (File No. 339-2138) of our report dated January 21, 2000, on our audits of the consolidated financial statements of BSB Bancorp, Inc. as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998, 1997, which report is included in the Annual Report to Shareholders, which is incorporated by reference on Form 10-K.

/s/ PricewaterhouseCoopers  LLP
PricewaterhouseCoopers  LLP
Syracuse, N.Y.
March 29, 2000

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